UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East North Lane, Suite 5075, Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

AdaptHealth Corp. (the “Company”) announced today that Harriss Currie, age 64, has been appointed to serve as the Chief Financial Officer of the Company, effective as of September 9, 2026 (the “Start Date”).

Mr. Currie served as Chief Financial Officer at Health Track RX, a developer of an infectious disease diagnostics platform, from December 2025 to May 2026. Previously, he served as President of the Regenerative Medicine Division of 3D Systems, a developer of high-resolution 3D bioprinting technologies, from December 2023 to July 2025. Before that, Mr. Currie served as Chief Financial Officer at Impulse Dynamics, a medical device company that develops treatments for chronic heart failure, from January 2022 to July 2023, and as Chief Financial Officer of Luminex Corp., a developer, manufacturer, and marketer of proprietary biological testing technologies and diagnostic tools for clinical laboratories and researchers, from October 2003 until its sale to DiaSorin in July 2021. Mr. Currie holds an MBA from the McCombs School of Business at the University of Texas at Austin and previously served as an audit manager at Deloitte & Touche.

There are no arrangements or understandings between Mr. Currie and any other person pursuant to which Mr. Currie was selected as an officer, and there are no family relationships between Mr. Currie and any of the Company’s directors or executive officers. Mr. Currie does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On September 7, 2026, the Company entered into an employment agreement with Mr. Currie (the “Currie Employment Agreement”) that will govern the terms of his employment as the Chief Financial Officer of the Company from and after the Start Date. Pursuant to the terms of the Currie Employment Agreement, Mr. Currie is entitled to receive an annual base salary of $670,000 and is eligible to receive a target annual incentive bonus equal to 100% of his base salary, with the actual bonus based on the achievement of annual performance objectives for such fiscal year. For the Company’s 2026 fiscal year, Mr. Currie will be paid a prorated target bonus subject to his continued employment through the payment date.

As an inducement for Mr. Currie to join the Company, the Company will grant Mr. Currie restricted stock units (“RSUs”) under the Company’s Second Amended and Restated 2019 Stock Incentive Plan covering a number of shares of the Company’s common stock with a value of $818,462 (determined in a manner consistent with the Company’s historic practices), 50% of which will vest in equal installments annually over three years and the remaining 50% will cliff-vest in a single installment on the third anniversary of the Start Date, in each case, subject to continued employment. Mr. Currie will also be eligible for additional equity awards commencing in 2027.

Pursuant to the Currie Employment Agreement, if Mr. Currie’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Currie for “good reason” (as such terms are defined in the Currie Employment Agreement) (either such termination, a “qualifying termination”), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Mr. Currie will be entitled to (i) any earned but unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary for a period of 12 months following such date of termination, (iii) if such qualifying termination occurs on or after April 1 of the applicable year of termination, a prorated annual bonus payable in respect of the calendar year of termination based on actual performance, and (iv) 12 months’ continuation of health insurance coverage pursuant to COBRA at the same rate which applies for active executive officers.

In connection with the Currie Employment Agreement, Mr. Currie also entered into a restrictive covenant agreement, which includes a non-compete covenant that applies during employment and for 12 months thereafter, non-solicit covenants that apply during employment and for 24 months thereafter, indefinite confidentiality and invention assignment covenants, and a non-disparagement covenant that applies during employment and for two years thereafter.

The foregoing description of the Currie Employment Agreement is qualified in its entirety by reference to the full text of the Currie Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Chief Financial Officer Departure

The Company announced today that Jason Clemens, the Company’s Chief Financial Officer, will terminate his employment with the Company effective as of October 1, 2026 (the “Separation Date”); provided, that Mr. Clemens’ appointment to the position and authority to act as the Company’s Chief Financial Officer will end as of the close of business on September 8, 2026.

Mr. Clemens will receive severance and other benefits available for a termination by the Company without “cause” (as defined in Mr. Clemens’ employment agreement, dated May 1, 2020, as amended on April 15, 2024 and December 9, 2024 (the “Clemens Employment Agreement”)), in accordance with the terms of the previously disclosed Clemens Employment Agreement.

Item 7.01 Regulation FD Disclosure

The Company issued a press release earlier today announcing the appointment of Mr. Currie as Chief Financial Officer, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between AdaptHealth Corp. and Harriss Currie, dated September 7, 2026.
99.1	Press Release dated September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 8, 2026

AdaptHealth Corp.

By:	/s/ Richard Rew
	Name:	Richard Rew
	Title:	Chief Legal Officer and General Counsel